           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.



                                         GIVE THE
                                         SOCIAL
FOR THIS TYPE OF ACCOUNT:                SECURITY
                                         NUMBER OF--
---------------------------------------  ----------------------------
1.An individual's account                The individual

2.Two or more individuals                The actual owner of
  (joint account)                        the account or, if
                                         combined funds,
                                         the first individual on
                                         the account(1)

3.Husband and wife                       The actual owner of
  (joint account)                        the account or, if joint
                                         funds, either person(1)

4.Custodian account of a minor           The minor(2)
  (Uniform Gift to Minors Act)

5.Adult and minor (joint account)        The adult or, if the
                                         minor is the only
                                         contributor, the
                                         minor(1)

6.Account in the name of guardian or     The ward, minor, or
  committee for a designated ward,       incompetent person(3)
  minor, or incompetent

7.a.The usual revocable savings trust    The grantor-trustee(1)
    account (grantor is also trustee)
  b.So-called trust account that is not  The actual owner(1)
    a legal or valid trust under state
    law

---------------------------------------  ----------------------------




                                        GIVE THE
                                        EMPLOYER
FOR THIS TYPE OF ACCOUNT:               IDENTIFICATION
                                        NUMBER OF--
--------------------------------------  ----------------------------------
 8.Sole proprietorship account          The owner(4)
 9.A valid trust, estate or pension     The legal entity (Do not furnish
                                        the identifying number of the
                                        personal representative or trustee
                                        unless the legal entity itself is
                                        not designated in the account
                                        title.)(5)

10.Corporate account                    The corporation

11.Religious, charitable, or            The organization
   educational organization account

12.Partnership account held in the      The partnership
   name of the business

13.Association, club, or other          The organization
   tax-exempt organization

14.A broker or registered nominee       The broker or nominee

15.Account with the Department of       The public entity
   Agriculture in the name of a public
   entity (such as a State or local
   government, school district, or
   prison) that receives agricultural
   program payments


(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's Social Security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security number.
(4) Show your individual name. You may also enter your business or "doing business as" name. You may use either your Social Security number or your Employer Identification Number.
(5) List first and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except those identified in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A of the Internal Revenue Code (the "Code") are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

 (1)   A corporation.
 (2) An organization exempt from tax under section 501(a) of the Code, or an IRA, or a custodial account under section 403(b)(7) of the Code.
 (3)   The United States or any agencies or instrumentalities.
 (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities thereof.
 (5) A foreign government or any of its political subdivisions, agencies or instrumentalies.
 (6)   An international organization or any agencies or instrumentalities.
 (7)   a foreign central bank of issue.
 (8) A dealer in securities or commodities required to register in the United States or a possession of the United States.
 (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10)   A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under section 584(a) of the Code.
(13)   A financial institution.
(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Securities, Inc., Nominee List.
(15)   A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
o Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
o    Payments of patronage dividends not paid in money.
o    Payments made by certain foreign organizations.
o    Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
o    Payments of interest on obligations issued by individuals.
     NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).
o Payments described in Section 6049(b)(5) of the Code to nonresident aliens.
o    Payments on tax-free covenant bonds under Section 1451 of the Code.
o    Payments made by certain foreign organizations.
o    Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

   Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, and 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.